Exhibit 99.1

The Middleby Corporation Reports Fourth Quarter Results

ELGIN, Ill.--(BUSINESS WIRE)--March 1, 2021--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the 2020 fourth quarter of $51.8 million or $0.94 diluted earnings per share on net sales of $729.3 million. Adjusted net earnings were $89.0 million or $1.62 adjusted diluted earnings per share. A full reconciliation between GAAP and non-GAAP measures is provided at the end the press release.

“While 2020 was a challenging year for our industry and customers, we have been proactive during this time of uncertainty. Our actions in 2020 have positioned Middleby to lead emerging trends and realize growth across all our platforms. We advanced our technology initiatives, expanded our sales capabilities, secured strategic acquisitions, reinforced our supply chain, expanded our global infrastructure, introduced new, innovative products and opened our state-of-the-art Middleby Innovation Kitchens. We have always been an innovative company, but our investments in technology are rapidly accelerating in this changing market. I am proud of our team and the quick and decisive actions taken in 2020, as these contributed to our strong financial performance in the fourth quarter and will carry us into 2021 with momentum. While COVID-19 vaccines are now available to many, safety precautions at our facilities remain in place, as the health and protection of our employees will always be a top priority,” said Tim FitzGerald, CEO of The Middleby Corporation.

2020 Fourth Quarter Financial Results

  Net sales decreased 7.4% in the fourth quarter over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales decreased 9.3% in the fourth quarter over the comparative prior year period, reflecting the impact of COVID-19.
  Organic net sales (a non-GAAP measure) declines were reported at the Commercial Foodservice Group due to COVID-19 impacts and challenging market conditions in the fourth quarter of 2020. Residential sales growth in the fourth quarter of 2020 is primarily related to strong consumer demand. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	(16.4)%	17.3%	(0.6)%	(7.4)%
Acquisitions	1.7%	1.0%	—%	1.3%
Foreign Exchange Rates	0.5%	1.4%	(0.2)%	0.6%
Organic Net Sales Growth (1) (2)	(18.7)%	14.8%	(0.4)%	(9.3)%

(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding
  Total backlog at the end of the fiscal 2020 amounted to a record level of $522.7 million as compared to $307.5 million at the end of fiscal 2019. The increase was driven by growth in excess of 60% at the Commercial Foodservice Group and 270% at the Residential Kitchen Group over prior year end when excluding backlog from businesses acquired during the year.
  Adjusted EBITDA (a non-GAAP measure) was $145.2 million, in the fourth quarter of 2020 due to the impact of lower revenues as a result of COVID-19; however margins at all three segments were strong reflecting focus on cost control and profitability. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	22.0%	19.4%	24.3%	19.9%
Acquisitions	(0.4)%	(1.0)%	—%	(0.4)%
Foreign Exchange Rates	—%	0.2%	0.5%	0.1%
Organic Adjusted EBITDA (1) (2)	22.4%	20.2%	23.8%	20.3%

(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding
  Operating cash inflows during the fourth quarter increased to $208.6 million in comparison to $147.7 million in the prior year period. Operating cash inflows for the twelve months period ended January 2, 2021 increased to $524.8 million in comparison to $377.4 million in the prior year period. The total leverage ratio per our credit agreements was below 3.1x. Our trailing twelve month bank agreement pro-forma EBITDA was $529.0 million.
  Cash balances at the end of the quarter were $268.1 million. Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2021 fiscal fourth quarter amounted to $1.6 billion as compared to $1.8 billion at the end of fiscal 2019. Additionally, our current borrowing availability is approximately $1.4 billion.

"In Commercial Foodservice, orders have consistently improved since the initial impact of COVID-19. Restaurants continue to gain experience and proficiency as they perfect their procedures for delivery, carry out, drive-through and curbside pickup. Many chain restaurants who had fluid processes in place pre-pandemic have explored ways to shorten wait times, expand cooking throughput and reduce labor needs. Consumer demand has proven resilient and these operator needs continue to provide growth opportunities for our differentiated solutions. There is pent-up demand for indoor dining which has been consistently opening up across the country, as regulated by the states. This is benefiting our casual dining customers,” said Mr. FitzGerald.

“Our focus on innovation is not just equipment -- we are retooling the entire customer experience. Last week we were pleased to announce the official debut of the Middleby Innovation Kitchens in the Dallas area, which will allow us to best serve our customers and partners. The 40,000 square-foot facility has 15 live vignettes and 150 pieces of active Middleby equipment including IoT, automation, an extensive beverage offering, a full brewery and space where our customer can design and test their kitchen equipment and workflow. We believe the timing is right for this type of facility as customers want a hands-on experience as they re-invent their foodservice operations,” commented Mr. FitzGerald.

"At our Residential Kitchen businesses, we are seeing high interest in recently debuted product innovations across the portfolio of our premium brands. Favorable conditions continue in the housing market, with increased remodels and kitchen upgrades due to more time spent in the home. Our virtual sales experience and showroom tours have been in high demand. We plan to further the 2021 investments in this segment with the completion and opening of our Dallas showroom, targeted digital marketing initiatives and deeper engagement with the designer community.”

“At the Food Processing Group, travel restrictions continue to be a significant challenge with customer demonstrations and installations. Despite this, backlog levels remain strong along with customer interest in recent product introductions and full-line solutions. We remain focused on increasing our presence in fast-growing segments, such as cured meats and alternative protein. We are also positioned to support our customers growing requirements for automation solutions to address labor availability and increased employee safety concerns,” Mr. FitzGerald concluded.

Conference Call

A conference call will be held at 10 a.m. Central Time on Monday, March 1 and can be accessed by dialing (888) 391-6937 or (315) 625-3077 and providing conference code 9682787#. The conference call is also accessible through the Investor Relations section of the company website at www.middleby.com. A replay of the conference call will be available two hours after the conclusion of the call by dialing (855) 859-2056 and entering conference code 9682787#.

To access the supplemental presentation, visit the investors page at www.middleby.com.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown®, CTX®, Desmon®, Deutsche Beverage®, Doyon®, Eswood®, EVO®, Firex®, Follett®, frifri®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Ink Kegs®, Inline Filling Systems®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch'n®, Market Forge®, Marsal®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco®, QualServ®, RAM®, Southbend®, Ss Brewtech®, Star®, Starline®, Sveba Dahlen®, Synesso®, Tank®, Taylor®, Thor®, Toastmaster®, TurboChef®, Ultrafryer®, Varimixer®, Wells®, Wild Goose® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CV-Tek®, Danfotech®, Deutsche Process®, Drake®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, Pacproinc®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA® AGA Cookshop®, Brava®, EVO®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	4th Qtr, 2020	4th Qtr, 2019	4th Qtr, 2020	4th Qtr, 2019
Net sales	$729,296	$787,626	$2,513,257	$2,959,446
Cost of sales	473,313	497,948	1,631,209	1,855,949

Gross profit	255,983	289,678	882,048	1,103,497

Selling, general and administrative expenses	147,317	148,813	531,897	583,697
Former Chairman and CEO transition costs	—	—	—	10,116
Restructuring expenses	2,094	3,674	12,375	10,480
Gain on litigation settlement	—	(14,839)	—	(14,839)
Gain on sale of plant	(1,982)	—	(1,982)	—
Impairments	15,327	—	15,327	—
Income from operations	93,227	152,030	324,431	514,043

Interest expense and deferred financing amortization, net	22,736	19,275	78,617	82,609
Net periodic pension benefit (other than service costs & curtailment)	(9,992)	(7,039)	(39,996)	(29,722)
Curtailment loss	14,682	415	14,682	865
Other (income) expense, net	(343)	(1,839)	3,071	(2,328)

Earnings before income taxes	66,144	141,218	268,057	462,619

Provision for income taxes	14,307	32,221	60,763	110,379

Net earnings	$51,837	$108,997	$207,294	$352,240

Net earnings per share:

Basic	$0.94	$1.96	$3.76	$6.33

Diluted	$0.94	$1.96	$3.76	$6.33

Weighted average number of shares

Basic	55,061	55,663	55,093	55,647

Diluted	55,087	55,700	55,136	55,656

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Jan 2, 2021	Dec 28, 2019
ASSETS

Cash and cash equivalents	$268,103	$94,500
Accounts receivable, net	363,361	447,612
Inventories, net	540,198	585,699
Prepaid expenses and other	81,049	61,224
Prepaid taxes	17,782	20,161
Total current assets	1,270,493	1,209,196

Property, plant and equipment, net	344,482	352,145
Goodwill	1,934,261	1,849,747
Other intangibles, net	1,450,381	1,443,381
Long-term deferred tax assets	76,052	36,932
Other assets	126,805	110,742

Total assets	$5,202,474	$5,002,143

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$22,944	$2,894
Accounts payable	182,773	173,693
Accrued expenses	494,541	416,550
Total current liabilities	700,258	593,137

Long-term debt	1,706,652	1,870,246
Long-term deferred tax liability	147,224	133,500
Accrued pension benefits	469,500	289,086
Other non-current liabilities	202,191	169,360

Stockholders' equity	1,976,649	1,946,814

Total liabilities and stockholders' equity	$5,202,474	$5,002,143

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Three Months Ended January 2, 2021
Net sales	$428,432	$180,069	$120,795	$729,296
Segment Operating Income	$66,561	$25,186	$20,207	$93,227
Operating Income % of net sales	15.5%	14.0%	16.7%	12.8%

Depreciation	6,201	2,949	1,328	10,583
Amortization	13,728	2,030	1,825	17,583
Restructuring expenses	1,008	833	253	2,094
Facility consolidation related expenses	2,332	—	350	2,682
Acquisition related inventory step-up charge	446	—	—	446
Stock compensation	—	—	—	5,191
Gain on sale of plant	(1,982)	—	—	(1,982)
Impairments (2)	6,103	3,881	5,343	15,327
Segment adjusted EBITDA	$94,397	$34,879	$29,306	$145,151
Adjusted EBITDA % of net sales	22.0%	19.4%	24.3%	19.9%

Three Months Ended December 28, 2019
Net sales	$512,545	$153,604	$121,477	$787,626
Segment Operating Income	$116,464	$32,092	$24,458	$152,030
Operating Income % of net sales	22.7%	20.9%	20.1%	19.3%

Depreciation	5,340	3,045	1,446	9,839
Amortization	11,387	2,588	1,939	15,914
Restructuring expenses	3,409	281	(16)	3,674
Facility consolidation related expenses	1,841	2,488	—	4,329
Acquisition related inventory step-up charge	66	—	37	103
Stock compensation	—	—	—	4,876
Gain on litigation	—	(14,839)	—	(14,839)
Segment adjusted EBITDA	$138,507	$25,655	$27,864	$175,926
Adjusted EBITDA % of net sales	27.0%	16.7%	22.9%	22.3%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $13.4 million and $16.1 million for the three months ended January 2, 2021 and December 28, 2019, respectively.

(2) Includes impairment of intangible assets, fixed assets, and assets held for sale.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Twelve Months Ended January 2, 2021
Net sales	$1,510,279	$565,706	$437,272	$2,513,257
Segment Operating Income	$239,625	$67,046	$78,008	$324,431
Operating Income % of net sales	15.9%	11.9%	17.8%	12.9%

Depreciation	21,768	11,691	5,507	39,086
Amortization	51,985	9,657	7,319	68,961
Restructuring expenses	10,123	1,806	446	12,375
Facility consolidation related expenses	3,180	—	350	3,530
Acquisition related inventory step-up charge	2,552	—	—	2,552
Stock compensation	—	—	—	19,613
Gain on sale of plant	(1,982)	—	—	(1,982)
Impairments (2)	6,103	3,881	5,343	15,327
Segment adjusted EBITDA	$333,354	$94,081	$96,973	$483,893
Adjusted EBITDA % of net sales	22.1%	16.6%	22.2%	19.3%

Twelve Months Ended December 28, 2019
Net sales	$1,984,345	$574,150	$400,951	$2,959,446
Segment Operating Income	$429,946	$89,312	$68,935	$514,043
Operating Income % of net sales	21.7%	15.6%	17.2%	17.4%

Depreciation	21,054	11,742	4,944	37,852
Amortization	45,906	9,896	8,162	63,964
Restructuring expenses	6,386	3,974	120	10,480
Facility consolidation related expenses	2,222	3,440	—	5,662
Acquisition related inventory step-up charge	2,560	—	223	2,783
Stock compensation	—	—	—	8,133
Gain on litigation	—	(14,839)	—	(14,839)
Former Chairman and CEO transition costs	—	—	—	10,116
Segment adjusted EBITDA	$508,074	$103,525	$82,384	$638,194
Adjusted EBITDA % of net sales	25.6%	18.0%	20.5%	21.6%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $40.5 million and $55.8 million for the twelve months ended January 2, 2021 and December 28, 2019, respectively.

(2) Includes impairment of intangible assets, fixed assets, and assets held for sale.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Three Months Ended
	4th Qtr, 2020		4th Qtr, 2019
	$	Diluted per share	$	Diluted per share
Net earnings	$51,837	$0.94	$108,997	$1.96
Amortization (1)	19,127	0.35	16,317	0.29
Amortization of discount on convertible notes	5,069	0.09	—	—
Restructuring expenses	2,094	0.04	3,674	0.07
Acquisition related inventory step-up charge	446	0.01	103	—
Facility consolidation related expenses	2,682	0.05	4,329	0.08
Net periodic pension benefit (other than service costs & curtailment)	(9,992)	(0.18)	(7,039)	(0.13)
Curtailment loss	14,682	0.27	415	0.01
Gain on sale of plant	(1,982)	(0.04)	—	—
Impairments	15,327	0.28	—	—
Gain on litigation settlement	—	—	(14,839)	(0.27)
Income tax effect of pre-tax adjustments	(10,250)	(0.19)	(675)	(0.01)
Adjusted net earnings	$89,040	$1.62	$111,282	$2.00

	Twelve Months Ended
	4th Qtr, 2020		4th Qtr, 2019
	$	Diluted per share	$	Diluted per share
Net earnings	$207,294	$3.76	$352,240	$6.33
Amortization (1)	72,500	1.31	65,576	1.18
Amortization of discount on convertible notes	6,917	0.13	—	—
Restructuring expenses	12,375	0.22	10,480	0.19
Acquisition related inventory step-up charge	2,552	0.05	2,783	0.05
Facility consolidation related expenses	3,530	0.06	5,662	0.10
Net periodic pension benefit (other than service costs & curtailment)	(39,996)	(0.73)	(29,722)	(0.54)
Curtailment loss	14,682	0.27	865	0.02
Gain on sale of plant	(1,982)	(0.04)	—	—
Impairments	15,327	0.28	—	—
Gain on litigation settlement	—	—	(14,839)	(0.27)
Former Chairman & CEO transition costs	—	—	10,116	0.18
Income tax effect of pre-tax adjustments	(19,500)	(0.35)	(12,170)	(0.22)
Adjusted net earnings	$273,699	$4.96	$390,991	$7.02
(1) Includes amortization of deferred financing costs and convertible notes issuance costs.
(2) Includes impairment of intangible assets, fixed assets, and assets held for sale.

	Three Months Ended		Twelve Months Ended
	4th Qtr, 2020	4th Qtr, 2019	4th Qtr, 2020	4th Qtr, 2019
Net Cash Flows Provided By (Used In):
Operating activities	$208,603	$147,681	$524,785	$377,425
Investing activities	(53,218)	(54,874)	(106,757)	(327,667)
Financing activities	(117,630)	(87,060)	(252,468)	(25,445)

Free Cash Flow
Cash flow from operating activities	$208,603	$147,681	$524,785	$377,425
Less: Capital expenditures, net	(307)	(12,790)	(20,702)	(46,609)
Free cash flow	$208,296	$134,891	$504,083	$330,816

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The Company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes the company is required to recognize imputed interest expense on the company’s $747.5 million of convertible senior notes due 2025 that were issued in a private placement in August 2020. The imputed interest rate is 4.7% for the convertible notes due 2025, while the actual coupon interest rate of the notes is 1.0%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The Company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715